COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.

COHEN & STEERS SELECT UTILITY FUND, INC.

The special joint meeting of stockholders held on October 22, 2009 was postponed because there were not enough votes cast to approve the proposals. The meeting will be reconvened on November 24, 2009 at 10:00 a.m. at the offices of Cohen & Steers, 280 Park Avenue, 10th floor, New York, New York 10017.

The Funds’ Board of Directors recommends that you vote “FOR” the proposals and strongly urges you to vote before November 24, 2009.

PLEASE VOTE TODAY AT 1-866-615-7265

It is easy to vote. Simply choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (Mon. – Fri. 9:30 a.m. – 10 p.m., Sat. 10 a.m. – 6 p.m. ET)

•	Log on to the website www.proxyvote.com and enter your control number printed on the enclosed proxy card, and vote by following the on-screen prompts.

•	Call the phone number listed on the enclosed proxy card and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.

By voting now you will help the Funds save on the cost of additional mailings and calls to stockholders.

YOUR VOTE IS VERY IMPORTANT!